UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 7, 2008

Marani Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-123176	20-2008579
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. Employer Identification No.)

13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
(Address of principal executive offices) (zip code)

(818) 503-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

                         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward?looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are based on management's beliefs and assumptions, and on information currently available to management. Forward?looking statements include the information concerning possible or assumed future results of operations of the Company

Forward-looking statements also include statements in which words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "consider" or similar expressions are used. Forward?looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The Company's future results and shareholder values may differ materially from those expressed in these forward?looking statements. Readers are cautioned not to put undue reliance on any forward?looking statements.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                 As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 10, 2008, on April 4, 2008, we entered into an Agreement and Plan of Merger (the "Agreement") by and among FFBI Merger Sub Corp., a California corporation and our wholly-owned subsidiary which we formed for purposes of the merger (the "Merger Sub"), and Margrit Enterprises International, Inc., a California corporation ("MEI"). On April 7, 2008, the transactions contemplated by the Agreement closed (the "Closing"). Pursuant to the Agreement, Merger Sub merged with and into MEI, with MEI being the surviving corporation (the "Merger"). The shareholders representing 100% of MEI's issued and outstanding shares of common stock exchanged their shares of MEI common stock for 100,000,000 shares of our common stock on the basis of 10 shares of our common stock for each share of MEI common stock. MEI subsequently changed its name to Marani Spirits, Inc.

                 Under the Agreement, as additional consideration for the Agreement and the Merger we issued, at Closing, the following: (i) 42,594,616 shares of our common stock to Purrell Partners, LLC, or its assigns (the "Purrell Group") and (ii) a Warrant to purchase 10,000,000 shares of our common stock at an exercise price of $0.10 per share to the Purrell Group.

                 Immediately following the Closing, we issued an aggregate of 15,120,000 shares of our common stock, along with warrants to purchase an additional 15,120,000 shares of our common stock at $0.35 per share, to four (4) investors in exchange for cash of $3,780,000.

                 Also on April 7, 2008, we exercised our option under the Subsidiary Acquisition Option Agreement to sell our entire interest in our subsidiary, Fit for Business (Australia) Pty Limited ("FBB Australia"), to our former Chief Executive Officer, Mark Paulsen. Under the terms of the Subsidiary Acquisition Option Agreement, and accompanying escrow agreement, if Mr. Paulsen complies with certain information and document requirements then no later than May 15, 2008, Mr. Poulsen will receive our entire interest in FBB Australia in exchange for Mr. Paulsen forfeiting his right to 250,000 shares of our common stock. If Mr. Poulsen does not meet these requirements we have the option to retain possession of FBB Australia and the 250,000 shares of common stock.

                 Effective on March 31, 2008, our name was changed to Marani Brands, Inc., our common stock underwent a 1-for-250 reverse stock split, and our common stock commenced trading under the new symbol "MRIB".

Employment Contracts

Margrit Eyraud

                 Marani Spirits ("MSI") and Ms. Eyraud were parties to an Employment Agreement dated as of January 1, 2008 (the "Eyraud MSI Employment Agreement"), pursuant to which Ms. Eyraud was employed as the Chairman and Chief Executive Officer of Marani Spirits. Effective upon the consummation of the Merger, Marani Spirits assigned the Eyraud MSI Employment Agreement to the Company and the Company assumed the Eyraud MSI Employment Agreement and the obligations of MSI thereunder. Immediately upon such assignment and assumption, the Eyraud MSI Employment Agreement was amended and restated as a new employment agreement between the Company and Ms. Eyraud (the "Eyraud Employment Agreement"). The Eyraud Employment Agreement provides that Ms. Eyraud shall serve as the Chairman, President and Chief Executive Officer of the Company for a period ending on December 31, 2010, subject to automatic annual extensions on each anniversary date of the agreement, unless either the Company or Ms. Eyraud elects for the term not to extend, based upon written notice to the other party given no later than sixty (60) days prior to said anniversary date. The agreement provides for an annual salary of $180,000, with an annual increase equal to the greater of (x) five percent (5%) and (y) the percentage increase in the consumer price index for the Los Angeles, California for each twelve (12) month period ended December 31. Ms. Eyraud is also entitled to earn an annual incentive bonus equal to 1% of the Company's "Net Sales" (as defined in the agreement); provided that such annual incentive bonus can not exceed one hundred percent (100%) of Ms. Eyraud's salary during the first two (2) years of the employment term and two hundred percent (200%) of her salary thereafter. The Eyraud Employment Agreement also provides for a grant to Ms. Eyraud of options to purchase 5,000,000 shares of the Company's common stock at an option exercise price of $0.25 per share. One-third of the options vest and become exercisable on the first anniversary of the agreement and the remaining options vest and become exercisable on a monthly basis, ratably over the remaining two (2) years of the employment term. The agreement provides that Ms. Eyraud is to receive all health, medical, insurance and pension benefits that the Company provides to senior executives as a group. Under the agreement, Mr. Eyraud is to be reimbursed for all reasonable and necessary business expenses and the Company pays up to $650 each per month for the lease of an automobile for Ms. Eyraud together with the related insurance and operation expenses associated with the business use of the automobile. Ms. Eyraud's employment under the Eyraud Employment Agreement is terminable by the Company upon Ms. Eyraud's death, disability or for "Cause" (as defined in the agreement). Ms. Eyraud may terminate her employment under the Eyraud Employment Agreement for "Good Reason" (as defined in the agreement). If Ms. Eyraud's employment is terminated by the Company without Cause or Ms. Eyraud terminates her employment for Good Reason, she is entitled to receive her salary and incentive bonus for the remainder of the employment term, the Company is obligated to maintain the health, insurance and other benefits provided to Ms. Eyraud during the employment term and all of Ms. Eyraud's options become fully vested and exercisable.

Ara Zartarian

                 Marani Spirits ("MSI") and Mr. Zartarian were parties to an Employment Agreement dated as of January 1, 2008 (the "Zartarian MSI Employment Agreement"), pursuant to which Mr. Zartarian was employed as the President of Marani Spirits. Effective upon the consummation of the Merger, Marani Spirits assigned the Zartarian MSI Employment Agreement to the Company and the Company assumed the Zartarian MSI Employment Agreement and the obligations of MSI thereunder. Immediately upon such assignment and assumption, the Zartarian

MSI Employment Agreement was amended and restated as a new employment agreement between the Company and Mr. Zartarian (the "Zartarian Employment Agreement"). The Zartarian Employment Agreement provides that Mr. Zartarian shall serve as the Executive Vice President and Chief Financial Officer of the Company for a period ending on December 31, 2010, subject to automatic annual extensions on each anniversary date of the agreement, unless either the Company or Mr. Zartarian elects for the term not to extend, based upon written notice to the other party given no later than sixty (60) days prior to said anniversary date. The agreement provides for an annual salary of $178,000, with an annual increase equal to the greater of (x) five percent (5%) and (y) the percentage increase in the consumer price index for the Los Angeles, California for each twelve (12) month period ended December 31. Mr. Zartarian is also entitled to earn an annual incentive bonus equal to 1% of the Company's "Net Sales" (as defined in the agreement); provided that such annual incentive bonus can not exceed one hundred percent (100%) of Mr. Zartarian's salary during the first two (2) years of the employment term and two hundred percent (200%) of his salary thereafter. The agreement also provides for a grant to Mr. Zartarian of options to purchase 5,000,000 shares of the Company's common stock at an option exercise price of $0.25 per share. One-third of the options vest and become exercisable on the first anniversary of the Zartarian Employment Agreement and the remaining options vest and become exercisable on a monthly basis, ratably over the remaining two (2) years of the employment term. The agreement provides that Mr. Zartarian is to receive all health, medical, insurance and pension benefits that the Company provides to senior executives as a group. Under the agreement, Mr. Eyraud is to be reimbursed for all reasonable and necessary business expenses and the Company pays up to $650 each per month for the lease of an automobile for Mr. Zartarian together with the related insurance and operation expenses associated with the business use of the automobile. Mr. Zartarian's employment under the Zartarian Employment Agreement is terminable by the Company upon Mr. Zartarian's death, disability or for "Cause" (as defined in the agreement). Mr. Zartarian may terminate his employment under the agreement for "Good Reason" (as defined in the agreement). If Mr. Zartarian's employment is terminated by the Company without Cause or Mr. Zartarian terminates his employment for Good Reason, he is entitled to receive his salary and incentive bonus for the remainder of the employment term, the Company is obligated to maintain the health, insurance and other benefits provided to Mr. Zartarian during the employment term and all of Mr. Zartarian's options become fully vested and exercisable.

Ani Kevorkian

                 Marani Spirits ("MSI") and Ms. Kevorkian were parties to an Employment Agreement dated as of January 1, 2008 (the "Kevorkian MSI Employment Agreement"), pursuant to which Ms. Kevorkian was employed as the Chief Operating Officer and Chief Financial Officer of MSI. Effective upon the consummation of the Merger, MSI assigned the employment agreement to the Company and the Company assumed the agreement and the obligations of MSI thereunder. Immediately upon such assignment and assumption, the Kevorkian MSI Employment Agreement was amended and restated as a new employment agreement between the Company and Ms. Kevorkian (the "Kevorkian Employment Agreement"). The Kevorkian Employment Agreement provides that Ms. Kevorkian shall serve as the Executive Vice President and Chief Financial Officer of the Company for a period ending on December 31, 2010, subject to automatic annual extensions on each anniversary date of the agreement, unless either the Company or Ms. Kevorkian elects for the term not to extend, based upon written notice to the other party given no later than sixty (60) days prior to said anniversary date. The agreement provides for an annual salary of $177,000, with an annual increase equal to the greater of (x) five percent (5%) and (y) the percentage increase in the consumer price index for the Los Angeles, California for each twelve (12) month period ended December 31. Ms. Kevorkian is also entitled to earn an annual incentive bonus equal to 1% of the Company's "Net Sales" (as defined in the Employment Agreement); provided that such annual incentive bonus can not exceed one hundred percent (100%) of Ms. Kevorkian's salary during the first two (2) years of the employment term and two hundred percent (200%) of her salary thereafter. The agreement also provides for a grant to Ms. Kevorkian of options to purchase 5,000,000 shares of the Company's common stock at an option exercise price of $0.25 per share. One-third of the options vest and become exercisable on the first anniversary of the Kevorkian Employment Agreement and the remaining options vest and become exercisable on a monthly basis, ratably over the remaining two (2) years of the employment term. The agreement provides that Ms. Kevorkian is to receive all health, medical, insurance and pension benefits that the Company provides to senior executives as a group. Under the Kevorkian Employment Agreement, Ms. Eyraud is to be reimbursed for all reasonable and necessary business expenses and the Company pays up to $650 each per month for the lease of an automobile for Ms. Kevorkian together with the related insurance and operation expenses associated with the business use of the automobile. Ms. Kevorkian's employment under the Kevorkian Employment Agreement is terminable by the Company upon Ms. Kevorkian's death, disability or for "Cause" (as defined in the agreement). Ms. Kevorkian may terminate her employment under the agreement for "Good Reason" (as defined in the agreement). If Ms. Kevorkian's employment is terminated by the Company without Cause or Ms. Kevorkian terminates her employment for Good Reason, she is entitled to receive her salary and incentive bonus for the remainder of the employment term, the Company is obligated to maintain the health, insurance and other benefits provided to Ms. Kevorkian during the employment term and all of Ms. Kevorkian's options become fully vested and exercisable.

Consulting Agreement

                 On November 1, 2007, MEI entered into a Consulting Agreement with Purell Partners, LLC to provide a variety of services, including identifying merger and acquisition candidates, financing sources, and distributors of the Company's products. Under the terms of the agreement, MEI is obligated to pay to Purell $20,000 per month cash, and a percentage fee of certain other transactions, some of which is payable in equity in the Company.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                 April 4, 2008, we entered into an Agreement and Plan of Merger (the "Agreement") by and among FFBI Merger Sub Corp., a California corporation and our wholly-owned subsidiary which we formed for purposes of the merger (the "Merger Sub"), and Margrit Enterprises International, Inc., a California corporation ("MEI").

                 On April 7, 2008, the transactions contemplated by the Agreement closed (the "Closing"). Pursuant to the Agreement, Merger Sub merged with and into MEI, with MEI being the surviving corporation (the "Merger"). As a result of the Merger, we acquired the operations and assets of MEI as described herein.

FORM 10 DISCLOSURE

                 As disclosed elsewhere in this Current Report, effective on April 7, 2008, we acquired Margrit Enterprises International, Inc., through the Merger. Although we were not a shell company prior to the consummation of the Merger, we had significantly different operations before the Merger and have therefore included the below disclosure information. We have included this disclosure in order to disclose the details of the Merger and our resulting new operations and management.

                 Accordingly, we have decided to provide the following information in this Current Report. Please note that the information provided below relates to the combined company after the Merger of MEI with our subsidiary, except that information relating to periods prior to the date of the merger only relate to the Company unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

History and Development of the Company

                 Margrit Enterprises International, Inc. was incorporated in California in December 2001. On April 7, 2008, MEI was acquired by Marani Brands, Inc., a Nevada corporation, which on March 31, 2008 had changed its name from Fit for Business International, Inc. ("Marani", the "Company", "we" or "us"). This acquisition was completed by the merger of our wholly-owned subsidiary, FFBI Merger Sub Corp., a California corporation, with and into MEI with MEI remaining as the surviving entity and our wholly-owned subsidiary. MEI subsequently changed its name to Marani Spirits, Inc.

                 Prior to the acquisition of MEI, our only business was that of our wholly-owned subsidiary, Fit for Business (Australia) Pty Limited ("FFB Australia"), which is engaged in the development of overall wellness programs for the workplace in Australia. On April 7, 2008, after our management decided that the business of FFB Australia could not be effectively managed from the United States, and was no longer related to our core business, we exercised our option to sell the subsidiary to our former Chief Executive Officer, Mark Paulsen. If Mr. Poulsen complies with his obligations under the Subsidiary Acquisition Option Agreement he will acquire all our interest in FFB Australia on or about May 15, 2008.

                 Effective on March 31, 2008, at the same time as our name change, we effectuated a 1-for-250 reverse stock split, reducing our total number of shares of common stock issued and outstanding to 403,131 shares. On April 7, 2008, in connection with our acquisition of MEI, we issued an aggregate of 157,714,616 shares of our common stock (post-split) to shareholders, advisors, and investors in MEI. In addition, we issued warrants to advisors to acquire a total of 10,000,000 shares of our common stock (post-split) at an exercise price of $0.10 per share and warrants to investors to acquire 15,120,000 shares of our common stock at an exercise price of $0.35 per share.

Products and Services

                 Our primary business is the distribution of wine and spirit products manufactured in Armenia. In the future we may add alcohol beverage products manufactured in other countries.

Marani Vodka

                 Our signature product is Marani Vodka, a premium vodka which is manufactured exclusively for us in Armenia. Marani Vodka is made from summer wheat harvested in Armenia, distilled three times, aged in oak barrels lined with honey and skimmed dried milk, then filtered twenty-five times. Bottling of the product occurs at the Eraskh distillery in Armenia. Our vodka was awarded the gold medal in the International Spirit Competition, held in San Francisco, California, in both 2004 and 2007, the 5 Diamond Award by the American Academy of Hospitality and Sciences in March 2008, and was officially launched in August 2006.

Future Products

                 In addition to our premium vodka, in the future we intend to distribute the following products:

                 Marani Brandy. In 2008, we intend to introduce a premium brandy product manufactured by Eraskh.

                 Dessert Wines. In 2008, we intend to introduce a line of sweet dessert wines manufactured by Eraskh.

                 Marani Next Generation (name to be determined). In 2008, we intend to introduce a super-premium vodka called Marani Black. This product has an even more refined distillation formula and will be bottled in a distinct bottle and command a premium retail price.

Customers and Suppliers; Distribution

Erashk Winery, Ltd.

                 At this time, and for the forseeable future, all of our products will come from a single supplier, Erashk Winery, Ltd. We have an Exclusive Distribution Agreement with Erashk Winery Ltd., an Armenian manufacturer of wine and other spirits, to purchase, inventory, promote, and resell any of its products world-wide. We pay a ten percent (10%) royalty to Erashk for all sales. The agreement will expire in 2012, but is subject to automatic five (5) year renewals.

                 The bottles for Marani Vodka are currently manufactured in China by Universal Group Co., Ltd., then shipped to Armenia to be filled at Erashk. Other suppliers of bottles are available to us at competitive market rates.

Southern Wine & Spirits

                 We are a client of Southern Wine & Spirits of America, Inc. ("Southern"), the largest alcoholic beverage distributor in the United States. Through Southern, our Marani Vodka is in retailers such as Ralphs, Safeway, Vons, Pavilions, and Dominicks, and in Southern California locations such as Ritz-Carlton Hotels, Marriott Hotels, Spago Restaurants and Lawry's Restaurants.

                 We intend to enter into arrangements with other distributors to maximize our coverage in the United States. We are also in the process of identifying appropriate distributors of Marani Vodka in Italy, Switzerland, Monaco, Germany, Mexico, and parts of Asia.

Competition

                 The market for distilled spirits, and premium distilled spirits, is huge and extremely competitive. We are not a measurable part of any segment of the market at this time. We believe that our ability to compete successfully will depend on our image and the marketing of our products, as well as the ability and willingness of our distributors to place our products in retail stores and making our products available in bars, clubs and restaurants.

                 Nearly all of our competitors have greater market presence, marketing capabilities, and financial, technological and personnel resources than we do. In spirits, the major global competitors are Diageo, Pernod Ricard, Bacardi and Brown-Forman, each of which has many brands in many market segments, including vodka, which give them the ability to leverage their marketing relationship. In addition, we face competition from local and regional companies not only in the United States but also world-wide.

                 There can be no assurance that we will have the financial resources or marketing and support capabilities to compete successfully.

Intellectual Property

                 We have registered the trademark for distilled spirit products, brandy, and wine in the United States. We know that a third-party that markets and sells wine products has trademarked the Marani name in numerous countries outside of the United States, and we are in the process of negotiating an agreement with them to each use the trademark in connection with our respective products

Government Approvals and Regulations

                 The manufacture and distribution of beverage alcohol products is subject to extensive regulatory requirements regarding production, product liability, distribution, importation, marketing, promotion, labeling, advertising, labor and environmental issues. In the United States, the beverage alcohol industry is subject to strict federal and state government regulations covering virtually every aspect of its operations, including production, marketing, promotion, sales, distribution, pricing, labeling, packaging and advertising.

                 Spirits and wine are subject to national import and excise duties in many markets around the world. Most countries impose excise duties on beverage alcohol products, although the form of such taxation varies significantly from a simple application to units of alcohol by volume, to advanced systems based on imported or wholesale value of the product. Several countries impose additional import duties on distilled spirits, often discriminating between categories (such as scotch, whisky or bourbon) in the rate of such tariffs. Within the European Union, such products are subject to different rates of excise duty in each country, but within an overall European Union framework, there are minimum rates of excise duties that can be applied.

                 Import and excise duties can have a significant impact on the final pricing of our products to consumers. These duties have an impact on the competitive position versus other brands.

                 Advertising, marketing and sales of beverage alcohol products are subject to various restrictions in markets around the world. These range from a complete prohibition of alcohol in certain countries and cultures, through the prohibition of the import of spirits, wine and beer, to restrictions on the advertising style, media and messages used. In a number of countries, television is a prohibited medium for spirits brands and in other countries, television advertising, while permitted, is carefully regulated.

                 Beverage alcohol products are also regulated in distribution. In many countries, alcohol may only be sold through licensed outlets, both on and off premise, varying from government or state operated monopoly outlets (for example, Canada, Norway, and certain U.S. states) to the common system of licensed on-premise outlets (for example, licensed bars and restaurants) which prevails in much of the western world (for example, most U.S. states and the European Union). In about one-third of the states in the United States, price changes must be filed or published 30 days to three months, depending on the state, before they become effective.

                 Labeling of beverage alcohol products is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. Specific warning statements related to the risks of drinking beverage alcohol products are required to be included on all beverage alcohol products sold in the United States. Further requirements for warning statements and any prohibitions on advertising and marketing could have an adverse impact on our sales.

                 Regulatory decisions and changes in the legal and regulatory environment could increase our costs and the potential liabilities associated with our business or impact our business activities.

Research and Development Activities

                 Because at present we are an importer and distributor of products manufactured by a third-party, and not a manufacturer ourselves, we have not spent any material amount of time or money on research and development, and do not anticipate doing so in the future.

Compliance with Environment Laws

                 We have no disclosure required by this Item.

Seasonality

                 The beverage alcohol industry is subject to seasonality in each major category. As a result, in response to wholesaler and retailer demand which precedes consumer purchases, our wine and spirits sales are typically highest during the third quarter of our fiscal year ending December 31, primarily due to seasonal holiday buying.

Employees

                 We employ 13 full-time personnel, 9 of which are engaged in sales, marketing and business development, 1in administration, and 3 in executive positions. None of our employees are the subject of any collective bargaining agreement with us. We believe that our relationship with our employees is good.

Description of Property

                 We lease approximately 2,300 square feet of combined office and warehouse space in North Hollywood, California on a month-to-month basis. Our monthly rent is $1,780.

Available Information

                 We are a fully reporting issuer, subject to the Securities Exchange Act of 1934. Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                 Our Internet website address is http://www.maranispirit.com

RISK FACTORS

                 We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

                 You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, have a limited operating history. We may not successfully address these risks and uncertainties or successfully market our existing and new products. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. Our subsidiary MEI, which is our only operating business, was incorporated in California in December 2001 and has generated little revenue to date. Unanticipated problems, expenses and delays are frequently encountered in establishing and developing new products in the beverage alcohol industry. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

                 If we are unable to meet our future capital needs, we may be required to reduce or curtail operations.

                 To date, we have relied on funding from investors, our officers and directors, and our limited sales to fund operations. To date, we have generated little revenue and have extremely limited cash liquidity and capital resources. Our future capital requirements will depend on many factors, including our ability to market our products successfully, cash flow from operations, and our ability to obtain financing in the capital markets. Our business plan requires additional funding beyond our anticipated cash flow from operations. Consequently, although we currently have no specific plans or arrangements for financing, we intend to raise funds through private placements, public offerings or other financings. Any equity financings would result in dilution to our then-existing stockholders. Sources of debt financing may result in higher interest expense and may expose the Company to liquidity problems. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we may be required to reduce or curtail operations. We anticipate that our existing capital resources will be adequate to satisfy our operating expenses and capital requirements for approximately 6 months. However, this estimate of expenses and capital requirements may prove to be inaccurate.

                 We rely on third-party suppliers and distilleries to provide raw materials for and to produce our products, and we have limited control over these suppliers and distilleries and may not be able to obtain quality products on a timely basis or in sufficient quantity.

                 Substantially all of our wine and spirits are produced by unaffiliated producers, and, in fact at present one distiller, based in Armenia, produces 100% of our products.

                 There can be no assurance that there will not be a significant disruption in the supply of wheat and other raw materials from current sources or, in the event of a disruption, that our supplier would be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. In addition, we cannot be certain that our distiller in Armenia will be able to fill our orders in a timely manner. If we experience significant increased demand, or need to replace an existing distiller, there can be no assurance that additional supplies of raw materials or additional distilling capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or distiller would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new distilling or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and distillers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or production of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues both in the short and long-term.

                 In addition, there can be no assurance that our suppliers and distillers will continue to source raw materials and to produce products that are consistent with our standards. We may in the future receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs.

                 Competition could have a material adverse effect on our business.

                 We are in a highly competitive industry and the dollar amount and unit volume of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of wholesalers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and provincial agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

                 An increase in excise taxes or government regulations could have a material adverse effect on our business.

                 The U.S. and certain other countries in which we operate impose excise and other taxes on beverage alcohol products in varying amounts which have been subject to change. Significant increases in excise or other taxes on beverage alcohol products could materially and adversely affect our financial condition or results of operations. Many U.S. states have considered proposals to increase, and some of these states have increased, state alcohol excise taxes. In addition, federal, state, local and foreign governmental agencies extensively regulate the beverage alcohol products industry concerning such matters as licensing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. Certain federal and state or provincial regulations also require warning labels and signage. New or revised regulations or increased licensing fees, requirements or taxes could also have a material adverse effect on our financial condition or results of operations.

                 We rely on the performance of wholesale distributors, major retailers and chains for the success of our business.

                 We currently sell our products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, chain and boutique hotels, bars and restaurants.

In the future, in addition to selling our products to wholesalers, we may we sell our products directly to major retailers and chains. The replacement or poor performance of our major wholesalers, retailers or chains could materially and adversely affect our results of operations and financial condition. Our inability to collect accounts receivable from our limited number of major wholesalers, retailers or chains could also materially and adversely affect our results of operations and financial condition.

                 The alcohol distribution industry is being affected by the trend toward consolidation in the wholesale and retail distribution channels, particularly in Europe and the U.S. If we are unable to successfully adapt to this changing environment, our revenues, share of sales and volume growth could be negatively affected. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space and consumer purchases. Accordingly, wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

                 Our business could be adversely affected by a decline in the consumption of products we sell.

                 Since 1995, there have been modest increases in consumption of beverage alcohol in most of our product categories and geographic markets. There have been periods in the past, however, in which there were substantial declines in the overall per capita consumption of beverage alcohol products in the U.S. and other markets in which we participate. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

•	A general decline in economic conditions;
•	Increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving;
•	A general decline in the consumption of beverage alcohol products in on-premise establishments;
•	A trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and water products;
•	The increased activity of anti-alcohol groups; and
•	Increased federal, state or foreign excise or other taxes on beverage alcohol products.

                 We must continue to introduce new products in order to stay competitive.

                 Our success depends, in large part, on our ability to effectively brand and market our Marani Vodka, which does not yet have widespread distribution, and develop new products for the marketplace. The launch and ongoing success of new products are inherently uncertain especially with regard to their appeal to consumers. The launch of new products can give rise to a variety of costs and an unsuccessful launch, among other things, can affect consumer perception of existing brands as well as our operating results.

                 Our operations subject us to risks relating to currency rate fluctuations, interest rate fluctuations and geopolitical uncertainty which could have a material adverse effect on our business.

                 We or our suppliers have operations in different countries throughout the world and, therefore, are subject to risks associated with currency fluctuations. We are also exposed to risks associated with interest rate fluctuations. We intend to manage our exposure to foreign currency and interest rate risks utilizing derivative instruments and other means to reduce those risks. We, however, could experience changes in our ability to hedge against or manage fluctuations in foreign currency exchange rates or interest rates and, accordingly, there can be no assurance that we will be successful in reducing those risks. We could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may have a material adverse effect on our results of operations, especially to the extent these matters, or the decisions, policies or economic strength of our suppliers, affect our global operations.

                 Class action or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

                 There has been increased public attention directed at the beverage alcohol industry, which we believe is due to concern over problems related to alcohol abuse, including drinking and driving, underage drinking and health consequences from the misuse of alcohol. Several beverage alcohol producers have been sued in several courts regarding alleged advertising practices relating to underage consumers. Adverse developments in these or similar lawsuits or a significant decline in the social acceptability of beverage alcohol products that results from these lawsuits could materially adversely affect our business.

                 We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position.

                 Our future success depends significantly on our ability to protect our current and future brands and products and to defend our intellectual property rights. We have filed trademark applications seeking to protect our brands. We cannot be sure that trademark registrations will be issued with respect to any of our trademark applications. We know that a third-party that markets and sells wine products has trademarked the Marani name in numerous countries outside of the United States, and we are in the process of negotiating an agreement with them to each use the trademark in connection with our respective products. There is also a risk that we could, by omission, fail to timely renew a trademark or that our competitors will challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us.

                 An increase in the cost of energy or materials could affect our profitability.

                 We have experienced significant increases in energy costs, and energy costs could continue to rise, which would result in higher transportation, freight and other operating costs. There have also been increases in commodities necessary for our products, such as wheat. Our future operating expenses and margins will be dependent on our ability to manage the impact of cost increases. We cannot guarantee that we will be able to pass along increased energy costs to our customers through increased prices.

                 Changes in accounting standards and taxation requirements could affect our financial results.

                 New accounting standards or pronouncements that may become applicable to us from time to time, or changes in the interpretation of existing standards and pronouncements, could have a significant effect on our reported results for the affected periods. We are also subject to income tax in the numerous jurisdictions in which we generate revenues. In addition, our products are subject to import and excise duties and/or sales or value-added taxes in many jurisdictions in which we operate. Increases in income tax rates could reduce our after-tax income from affected jurisdictions, while increases in indirect taxes could affect our products' affordability and therefore reduce our sales.

                 The loss of key executives and failure to attract qualified management could limit our growth and negatively impact our results of operations.

                 We depend highly upon our senior management team, primarily Margrit Eyraud, our CEO, and other members of management. We need to expand our management to include people skilled and experienced in the distribution of beverage alcohol products. At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced personnel as outlined above could have a material adverse effect on our financial condition and results of operations.

                 We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

                 We may experience rapid growth and development in a relatively short period of time by aggressively marketing our wine and spirits. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel and the training of new personnel. We intend to hire additional personnel in order to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

                 If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls over financial reporting, we may not be able to report our financial results accurately or timely or detect fraud, which could have a material adverse effect on our business.

                 An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud. We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting. Based on these evaluations, we may conclude that enhancements, modifications or changes to internal controls are necessary or desirable. While management evaluates the effectiveness of our internal controls on a regular basis, these controls may not always be effective. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment. In addition, control procedures are designed to reduce rather than eliminate business risks. If we fail to maintain an effective system of internal controls, or if management or our independent registered public accounting firm discovers material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, which could have a material adverse effect on our business, including subjecting us to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

                 Our common stock may be affected by limited trading volume and may fluctuate significantly.

                 There has been a limited public market for our common stock and there can be no assurance an active trading market for our common stock will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods or possibly at all. Our common stock has experienced and is likely to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in patents or other intellectual property rights; and developments in our relationships with our customers and suppliers. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

                 Our common stock is traded on the "Over-the-Counter Bulletin Board," which may make it more difficult for investors to resell their shares due to suitability requirements.

                 Our common stock is currently traded on the Over the Counter Bulletin Board (OTCBB) where we expect it to remain in the foreseeable future. Broker-dealers often decline to trade in OTCBB stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. In addition, OTCBB stocks are often not eligible to be purchased by mutual funds and other institutional investors. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 The following table sets forth, as of the closing of the acquisition of MEI, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than five percent (5%) of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Margrit Eyraud (2)	35,333,330	22.3%

Common Stock	Ara Zartarian (2)	10,843,330	6.9%

Common Stock	Ani Kevorkian (2)	18,203,341	11.5%

Common Stock	Adele Ruger (2)(4)	336,320 (4)	<1%

Common Stock	Julius Baer Multistock SICAV Black Sea Fund Hohlstrasse 602 CH-8010 Zurich Switzerland	29,200,000 (5)	16.9%

Common Stock	All Directors and Officers As a Group (4 persons)	64,716,321	40.7%

(1)	Unless otherwise indicated, based on 158,117,747 shares of common stock issued and outstanding following the acquisition of MEI. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates one of our officers or directors.

(3)	Unless indicated otherwise, the address of the shareholder is c/o Marani Brands, Inc., 13152 Raymer Street, Suite 1A, North Hollywood, CA 91605.

(4)	Includes 336,320 shares held by Route 32, LLC, an entity controlled by Ms. Ruger.

(5)	Includes warrants to acquire 14,600,000 shares of our common stock at $035 per share.

                 We are not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

                 There are currently warrants outstanding to acquire an aggregate of 15,120,000 shares of our common stock at an exercise price of $0.35 per share. There are also currently warrants outstanding to acquire an aggregate of 10,000,000 shares of our common stock at an exercise price of $0.10 per share. Other than as set forth above, none of these parties owns, in the aggregate and including shares of our common stock that may be acquired upon exercise of their warrants, more than five percent (5%) of our common stock.

                 There are no current arrangements which will result in a change in control.

DIRECTORS AND EXECUTIVE OFFICERS

                 The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Margrit Eyraud	46	Chairman of the Board of Directors, President, Chief Executive Officer, and Director

Ara Zartarian	39	Executive Vice President, Chief Operating Officer, and Secretary

Ani Kevorkian	44	Executive Vice President, Chief Financial Officer, and Treasurer

Adele Ruger	56	Director

                 Margrit Eyraud is our Chairman of the Board, President, and Chief Executive Officer. She has been the Chief Executive Officer of MEI since its formation in 2001. Previously, she was an Assistant Controller at Superba, Inc. (1996 to 2002), Controller at Rampage Closing and Vice President of Credit at Authentic Fitness Warnaco, Inc. (1992 to 1996), and Chief Financial Officer at Aheam Machine Distribution (1989 to 1992). Ms. Eyraud earned Bachelors in Business Administration at the University of LaVerne.

                 Ara Zartarian is our Executive Vice President, Chief Operating Officer, and Secretary. He has been an officer and director of MEI since its formation in 2001. Previously, he was a partner in the collections firm of Zartarian & Ginocchio Collections. Mr. Zartarian earned his Bachelors degree from Loyola Marymount University (Los Angeles) and his Juris Doctorate from Western State University College of Law.

                 Ani Kevorkian is our Executive Vice President, Chief Financial Officer, and Treasurer. She has been an officer and director of MEI since its formation in 2001. Previously, she was an Assistant Director at the International Institute for Municipal Clerks (1994 to 2002) and an Operations Manager at the Michelin Tire Company (1988 to 1993). Ms. Kevorkian earned her Bachelors in Business Management from the University of Phoenix.

                 Adele Ruger is a Director and has been since February 12, 2008. Ms. Ruger has been a real estate agent since 2003 for Mountview Realty in New Paltz, New York. Since 1997, Ms.Ruger has also been a real estate owner and property manager of personally-owned investment properties located primarily in New Paltz, New York. Ms. Ruger received her Bachelor of Science from Long Island University in New York in 1972, and her Master of Science from State University of New York at New Paltz in 1977.

Other Directorships

                 None of our officers and directors are directors of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Audit Committee

                 We do not currently have an audit committee financial expert.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

                 Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                 To the Company's knowledge, none of the current required parties are delinquent in their 16(a) filings.

Code of Ethics

                 We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Employment Contracts

Margrit Eyraud

                 Marani Spirits ("MSI") and Ms. Eyraud were parties to an Employment Agreement dated as of January 1, 2008 (the "Eyraud MSI Employment Agreement"), pursuant to which Ms. Eyraud was employed as the Chairman and Chief Executive Officer of Marani Spirits. Effective upon the consummation of the Merger, Marani Spirits assigned the Eyraud MSI Employment Agreement to the Company and the Company assumed the Eyraud MSI Employment Agreement and the obligations of MSI thereunder. Immediately upon such assignment and assumption, the Eyraud MSI Employment Agreement was amended and restated as a new employment agreement between the Company and Ms. Eyraud (the "Eyraud Employment Agreement"). The Eyraud Employment Agreement provides that Ms. Eyraud shall serve as the Chairman, President and Chief Executive Officer of the Company for a period ending on December 31, 2010, subject to automatic annual extensions on each anniversary date of the agreement, unless either the

Company or Ms. Eyraud elects for the term not to extend, based upon written notice to the other party given no later than sixty (60) days prior to said anniversary date. The agreement provides for an annual salary of $180,000, with an annual increase equal to the greater of (x) five percent (5%) and (y) the percentage increase in the consumer price index for the Los Angeles, California for each twelve (12) month period ended December 31. Ms. Eyraud is also entitled to earn an annual incentive bonus equal to 1% of the Company's "Net Sales" (as defined in the agreement); provided that such annual incentive bonus can not exceed one hundred percent (100%) of Ms. Eyraud's salary during the first two (2) years of the employment term and two hundred percent (200%) of her salary thereafter. The Eyraud Employment Agreement also provides for a grant to Ms. Eyraud of options to purchase 5,000,000 shares of the Company's common stock at an option exercise price of $0.25 per share. One-third of the options vest and become exercisable on the first anniversary of the agreement and the remaining options vest and become exercisable on a monthly basis, ratably over the remaining two (2) years of the employment term. The agreement provides that Ms. Eyraud is to receive all health, medical, insurance and pension benefits that the Company provides to senior executives as a group. Under the agreement, Mr. Eyraud is to be reimbursed for all reasonable and necessary business expenses and the Company pays up to $650 each per month for the lease of an automobile for Ms. Eyraud together with the related insurance and operation expenses associated with the business use of the automobile. Ms. Eyraud's employment under the Eyraud Employment Agreement is terminable by the Company upon Ms. Eyraud's death, disability or for "Cause" (as defined in the agreement). Ms. Eyraud may terminate her employment under the Eyraud Employment Agreement for "Good Reason" (as defined in the agreement). If Ms. Eyraud's employment is terminated by the Company without Cause or Ms. Eyraud terminates her employment for Good Reason, she is entitled to receive her salary and incentive bonus for the remainder of the employment term, the Company is obligated to maintain the health, insurance and other benefits provided to Ms. Eyraud during the employment term and all of Ms. Eyraud's options become fully vested and exercisable.

Ara Zartarian

                 Marani Spirits ("MSI") and Mr. Zartarian were parties to an Employment Agreement dated as of January 1, 2008 (the "Zartarian MSI Employment Agreement"), pursuant to which Mr. Zartarian was employed as the President of Marani Spirits. Effective upon the consummation of the Merger, Marani Spirits assigned the Zartarian MSI Employment Agreement to the Company and the Company assumed the Zartarian MSI Employment Agreement and the obligations of MSI thereunder. Immediately upon such assignment and assumption, the Zartarian MSI Employment Agreement was amended and restated as a new employment agreement between the Company and Mr. Zartarian (the "Zartarian Employment Agreement"). The Zartarian Employment Agreement provides that Mr. Zartarian shall serve as the Executive Vice President and Chief Financial Officer of the Company for a period ending on December 31, 2010, subject to automatic annual extensions on each anniversary date of the agreement, unless either the Company or Mr. Zartarian elects for the term not to extend, based upon written notice to the other party given no later than sixty (60) days prior to said anniversary date. The agreement provides for an annual salary of $178,000, with an annual increase equal to the greater of (x) five percent (5%) and (y) the percentage increase in the consumer price index for the Los Angeles, California for each twelve (12) month period ended December 31. Mr. Zartarian is also entitled to earn an annual incentive bonus equal to 1% of the Company's "Net Sales" (as defined in the agreement); provided that such annual incentive bonus can not exceed one hundred percent (100%) of Mr. Zartarian's salary during the first two (2) years of the employment term and two hundred percent (200%) of his salary thereafter. The agreement also provides for a grant to Mr. Zartarian of options to purchase 5,000,000 shares of the Company's common stock at an option exercise price of $0.25 per share. One-third of the options vest and become exercisable on the first anniversary of the Zartarian Employment Agreement and the remaining options vest and become exercisable on a monthly basis, ratably over the remaining two (2) years of the employment term. The agreement provides that Mr. Zartarian is to receive all health, medical, insurance and pension benefits that the Company provides to senior executives as a group. Under the agreement, Mr. Eyraud is to be reimbursed for all reasonable and necessary business expenses and the Company pays up to $650 each per month for the lease of an automobile for Mr. Zartarian together with the related insurance and operation expenses associated with the business use of the automobile. Mr. Zartarian's employment under the Zartarian Employment Agreement is terminable by the Company upon Mr. Zartarian's death, disability or for "Cause" (as defined in the agreement). Mr. Zartarian may terminate his employment under the agreement for "Good Reason" (as defined in the agreement). If Mr. Zartarian's employment is terminated by the Company without Cause or Mr. Zartarian terminates his employment for Good Reason, he is entitled to receive his salary and incentive bonus for the remainder of the employment term, the Company is obligated to maintain the health, insurance and other benefits provided to Mr. Zartarian during the employment term and all of Mr. Zartarian's options become fully vested and exercisable.

Ani Kevorkian

                 Marani Spirits ("MSI") and Ms. Kevorkian were parties to an Employment Agreement dated as of January 1, 2008 (the "Kevorkian MSI Employment Agreement"), pursuant to which Ms. Kevorkian was employed as the Chief Operating Officer and Chief Financial Officer of MSI. Effective upon the consummation of the Merger, MSI assigned the employment agreement to the Company and the Company assumed the agreement and the obligations of MSI thereunder. Immediately upon such assignment and assumption, the Kevorkian MSI Employment Agreement was amended and restated as a new employment agreement between the Company and Ms. Kevorkian (the "Kevorkian Employment Agreement"). The Kevorkian Employment Agreement provides that Ms. Kevorkian shall serve as the Executive Vice President and Chief Financial Officer of the Company for a period ending on December 31, 2010, subject to automatic annual extensions on each anniversary date of the agreement, unless either the Company or Ms. Kevorkian elects for the term not to extend, based upon written notice to the other party given no later than sixty (60) days prior to said anniversary date. The agreement provides for an annual salary of $177,000, with an annual increase equal to the greater of (x) five percent (5%) and (y) the percentage increase in the consumer price index for the Los Angeles, California for each twelve (12) month period ended December 31. Ms. Kevorkian is also entitled to earn an annual incentive bonus equal to 1% of the Company's "Net Sales" (as defined in the Employment Agreement); provided that such annual incentive bonus can not exceed one hundred percent (100%) of Ms. Kevorkian's salary during the first two (2) years of the employment term and two hundred percent (200%) of her salary thereafter. The agreement also provides for a grant to Ms. Kevorkian of options to purchase 5,000,000 shares of the Company's common stock at an option exercise price of $0.25 per share. One-third of the options vest and become exercisable on the first anniversary of the Kevorkian Employment Agreement and the remaining options vest and become exercisable on a monthly basis, ratably over the remaining two (2) years of the employment term. The agreement provides that Ms. Kevorkian is to receive all health, medical, insurance and pension benefits that the Company provides to senior executives as a group. Under the Kevorkian Employment Agreement, Ms. Eyraud is to be reimbursed for all reasonable and necessary business expenses and the Company pays up to $650 each per month for the lease of an automobile for Ms. Kevorkian together with the related insurance and operation expenses associated with the business use of the automobile. Ms. Kevorkian's employment under the Kevorkian Employment Agreement is terminable by the Company upon Ms. Kevorkian's death, disability or for "Cause" (as defined in the agreement). Ms. Kevorkian may terminate her employment under the agreement for "Good Reason" (as defined in the agreement). If Ms. Kevorkian's employment is terminated by the Company without Cause or Ms. Kevorkian terminates her employment for Good Reason, she is entitled to receive her salary and incentive bonus for the remainder of the employment term, the Company is obligated to maintain the health, insurance and other benefits provided to Ms. Kevorkian during the employment term and all of Ms. Kevorkian's options become fully vested and exercisable.

Other Compensation

                 There are no annuity, pension or retirement benefits proposed to be paid to our officers, directors, or employees in the event of retirement at normal retirement date as there was no existing plan as of June 30, 2007, provided for or contributed to by us.

                 Directors of the Company who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.

Compensation Committee Interlocks and Insider Participation

                 We do not have a Compensation Committee of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

                 On April 4, 2008, we entered into an Agreement and Plan of Merger (the "Agreement") by and among FFBI Merger Sub Corp., a California corporation and our wholly-owned subsidiary which we formed for purposes of the Merger (the "Merger Sub"), and Margrit Enterprises International, Inc., a California corporation ("MEI"). On April 7, 2008, the transactions contemplated by the Agreement closed (the "Closing"). Pursuant to the Agreement, Merger Sub merged with and into MEI, with MEI being the surviving corporation (the "Merger"). The shareholders representing 100% of MEI's issued and outstanding shares of common stock exchanged their shares of MEI common stock for 100,000,000 shares of our common stock on the basis of 10 shares of our common stock for each share of MEI common stock.

                 Under the Agreement, as additional consideration for the Agreement and the Merger we issued, at Closing, the following: (i) 42,594,616 shares of our common stock to Purrell Partners, LLC, or its assigns (the "Purrell Group") and (ii) a Warrant to purchase 10,000,000 shares of our common stock at an exercise price of $0.10 per share to the Purrell Group.

                 Immediately following the Closing, we issued an aggregate of 15,120,000 shares of our common stock, along with warrants to purchase an additional 15,120,000 shares of our common stock at $0.35 per share, to four (4) investors in exchange for cash of $3,780,000.

                 Also on April 7, 2008, we exercised our option under the Subsidiary Acquisition Option Agreement to sell our entire interest in our subsidiary, Fit for Business (Australia) Pty Limited, to our former Chief Executive Officer, Mark Paulsen. In exchange for all of the capital stock of the subsidiary, Mr. Paulsen forfeited his right to receive 250,000 shares of our common stock.

                 We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

                 We do not have an audit, compensation, or nominating committee, and none of our Directors are considered independent.

                 We have not had a promoter during the last five fiscal years.

LEGAL PROCEEDINGS

                 We are not a party to or otherwise involved in any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

                 Our common stock is listed for trading on the OTC Bulletin Board. Our trading symbol was changed to "MRIB" effective March 31, 2008.

                 The following table sets forth the high and low bid information for each quarter within the fiscal year ended June 30, 2007 and the first three quarters of the fiscal year ended June 30, 2008, as provided by the Nasdaq Stock Markets, Inc. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year		Bid Prices(1)
Ended June 30,	Period	High	Low
2007	First Quarter	$42.50	$10.00
	Second Quarter	$17.50	$5.00
	Third Quarter	$18.75	$3.75
	Fourth Quarter	$15.00	$2.75

2008	First Quarter	$11.75	$1.50
	Second Quarter	$20.00	$1.25
	Third Quarter (through March 31, 2008)	$12.50	-0-

(1)	Bid prices reflect our 1-for-250 reverse stock split effective March 31, 2008.

                 The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

                 There are currently warrants outstanding to acquire an aggregate of 15,120,000 shares of our common stock at an exercise price of $0.35 per share. There are also currently warrants outstanding to acquire an aggregate of 10,000,000 shares of our common stock at an exercise price of $0.10 per share.

                 The number of holders of record of shares of our common stock is 145.

                 There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the near future. Dividends are declared at the sole discretion of our Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

                 On April 4, 2008, we entered into an Agreement and Plan of Merger (the "Agreement") by and among FFBI Merger Sub Corp., a California corporation and our wholly-owned subsidiary which we formed for purposes of the merger (the "Merger Sub"), and Margrit Enterprises International, Inc., a California corporation ("MEI"). On April 7, 2008, the transactions contemplated by the Agreement closed (the "Closing"). Pursuant to the Agreement, Merger Sub merged with and into MEI, with MEI being the surviving corporation (the "Merger"). The shareholders representing 100% of MEI's issued and outstanding shares of common stock exchanged their shares of MEI common stock for 100,000,000 shares of our common stock on the basis of 10 shares of our common stock for each share of MEI common stock. Under the Agreement, as additional consideration for the Agreement and the Merger we issued, at Closing, the following: (i) 42,594,616 shares of our common stock to Purrell Partners, LLC, or its assigns (the "Purrell Group") and (ii) a Warrant to purchase 10,000,000 shares of our common stock at an exercise price of $0.10 per share to the Purrell Group. Immediately following the Closing, we issued an aggregate of 15,120,000 shares of our common stock, along with warrants to purchase an additional 15,120,000 shares of our common stock at $0.35 per share, to four (4) investors in exchange for cash of $3,780,000. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

DESCRIPTION OF SECURITIES

                 Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. As of April 7, 2008, there are 158,117,747 shares of our common stock issued and outstanding, and no shares of our preferred stock issued or outstanding.

                 Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

                 Dividend Policy. We have never paid any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the sole discretion of our Board of Directors and may be subject to any restrictions that may be imposed by lenders or other third parties.

                 Preferred Stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001. We have not issued, nor established any series for, any of our preferred stock. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

                 Warrants. There are currently warrants outstanding to acquire an aggregate of 15,120,000 shares of our common stock at an exercise price of $0.35 per share. There are also currently warrants outstanding to acquire an aggregate of 10,000,000 shares of our common stock at an exercise price of $0.10 per share. Other than as set forth above, none of these parties owns, in the aggregate and including shares of our common stock that may be acquired upon exercise of their warrants, more than five percent (5%) of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Article 18 of our Articles of Incorporation, as amended, provides that no director shall have personal liability to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. The provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the NRS, (iv) the payment of dividends in violation of Section 78.300 of the NRS or, (v) for any transaction from which the director derived an improper personal benefit.

                 Our Bylaws are silent with respect to indemnification of our officers and directors.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

                 There is no disclosure required under this item.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

                 On April 4, 2008, we entered into an Agreement and Plan of Merger (the "Agreement") by and among FFBI Merger Sub Corp., a California corporation and our wholly-owned subsidiary which we formed for purposes of the merger (the "Merger Sub"), and Margrit Enterprises International, Inc., a California corporation ("MEI"). On April 7, 2008, the transactions contemplated by the Agreement closed (the "Closing"). Pursuant to the Agreement, Merger Sub merged with and into MEI, with MEI being the surviving corporation (the "Merger"). The shareholders representing 100% of MEI's issued and outstanding shares of common stock exchanged their shares of MEI common stock for 100,000,000 shares of our common stock on the basis of 10 shares of our common stock for each share of MEI common stock. Under the Agreement, as additional consideration for the Agreement and the Merger we issued, at Closing, the following: (i) 42,594,616 shares of our common stock to Purrell Partners, LLC, or its assigns (the "Purrell Group") and (ii) a Warrant to purchase 10,000,000 shares of our common stock at an exercise price of $0.10 per share to the Purrell Group. Immediately following the Closing, we issued an aggregate of 15,120,000 shares of our common stock, along with warrants to purchase an additional 15,120,000 shares of our common stock at $0.35 per share, to four (4) investors in exchange for cash of $3,780,000. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

                 On April 4, 2008, we entered into an Agreement and Plan of Merger (the "Agreement") by and among FFBI Merger Sub Corp., a California corporation and our wholly-owned subsidiary which we formed for purposes of the merger (the "Merger Sub"), and Margrit Enterprises International, Inc., a California corporation ("MEI"). On April 7, 2008, the transactions contemplated by the Agreement closed (the "Closing"). Pursuant to the Agreement, Merger Sub merged with and into MEI, with MEI being the surviving corporation (the "Merger"). The shareholders representing 100% of MEI's issued and outstanding shares of common stock exchanged their shares of MEI common stock for 100,000,000 shares of our common stock on the basis of 10 shares of our common stock for each share of MEI common stock.

                 Under the Agreement, as additional consideration for the Agreement and the Merger we issued, at Closing, the following: (i) 42,594,616 shares of our common stock to Purrell Partners, LLC, or its assigns (the "Purrell Group") and (ii) a Warrant to purchase 10,000,000 shares of our common stock at an exercise price of $0.10 per share to the Purrell Group.

                 Immediately following the Closing, we issued an aggregate of 15,120,000 shares of our common stock, along with warrants to purchase an additional 15,120,000 shares of our common stock at $0.35 per share, to four (4) investors in exchange for cash of $3,780,000.

                 As a result of the Merger, we acquired the operations and assets of MEI as described herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

                 On April 7, 2008, in connection with an Agreement and Plan of Merger (the "Merger Agreement") with Margrit Enterprises International, Inc., a California corporation ("MEI"), Margrit Eyraud became a member and the Chairman of our Board of Directors, President, and Chief Executive Officer. Her biographical information is included above.

                 In addition, also on April 7, 2008 and in connection with the Merger Agreement, Ara Zartarian was appointed as our Executive Vice President, Chief Operating Officer, and Secretary, and Ani Kevorkian was appointed as our Executive Vice President, Chief Financial Officer and Treasurer

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

                 In connection with the transactions described above, effective on March 31, 2008, an Amendment to our Articles of Incorporation was effective changing our name to Marani Brands, Inc. and effectuating a 1-for-250 reverse stock split.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

                 We will file audited financial statements of Margrit Enterprises International, Inc. within seventy-five (75) days of the closing of the acquisition.

(b)	Pro Forma Financial Information

                 We will file pro-forma financial statements for Marani Brands, Inc. within seventy-five (75) days of the closing of the acquisition.

(c)	Exhibits

2.1 (1)	Agreement and Plan of Merger dated April 4, 2008

2.2 (2)	Subsidiary Acquisition Option Agreement dated February 11, 2008

3.1 (3)	Articles of Incorporation of Elli Tsab, Inc. filed July 31, 2001

3.2	Certificate of Amendment of Articles of Incorporation filed April 15, 2004, changing name to Patient Data Corporation

3.3 (4)	Certificate of Amendment of Articles of Incorporation filed January 13, 2005, changing name to Fit for Business International, Inc.

3.4 (5)	Certificate of Amendment of Articles of Incorporation filed March 10, 2008, changing name to Marani Brands, Inc. and effectuating reverse stock split

3.5 (3)	Bylaws of Fit for Business International, Inc.

10.1	Exclusive Distribution Agreement with Eraskh Winery Ltd. dated November 27, 2002

10.2	Form of Warrant Agreement for Investors

10.3	Form of Warrant Agreement issued to Purrell Group

10.4	Employment Agreement with Margrit Eyraud

10.5	Employment Agreement with Ari Zartarian

10.6	Employment Agreement with Ani Kevorkian

10.7	Consulting Agreement dated November 1, 2007 with Purell Partners, LLC

(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on April 10, 2008.

(2)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on February 15, 2008.

(3)	Incorporated by reference from our Registration Statement on Form SB-2 filed with the Commission on March 7, 2005.

(4)	Incorporated by reference from our Registration Statement on Form SB-2 filed with the Commission on May 4, 2005.

(5)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on April 3, 2008.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2008	Marani Brands, Inc., a Nevada corporation

	/s/	Margrit Eyraud
	By:	Margrit Eyraud
	Its:	Chief Executive Officer